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                                                                 EXHIBIT 8


                                April 16, 1996

General Motors Corporation
3044 West Grand Boulevard
Detroit, Michigan 48202

          Re:  Split-Off of Electronic Data Systems Holding Corporation
               --------------------------------------------------------

Dear Sirs :

     In connection with the proposal to split off Electronic Data Systems Holding Corporation ("EDS") from General Motors Corporation ("GM") (the "Split-Off"), as described in the Registration Statement on Form S-4 (the "Registration Statement") filed with the Securities and Exchange Commission on April 16, 1996, you have requested our legal opinion concerning certain United States federal income tax consequences of the Split-Off.

     We have examined the Registration Statement, the private letter ruling, dated December 27, 1995, wherein the Internal Revenue Service ruled that the Split-Off will be tax-free to both GM and its shareholders for U.S. federal income tax purposes (the "Ruling"), the representations made by you in the ruling request filed with the Internal Revenue Service on August 30, 1995 (the "Ruling Request"), and such other documents and such legal authorities as we have deemed relevant for purposes of expressing the opinions contained herein.

     Our opinion is based upon the applicable provisions of the Internal Revenue Code of 1986, as amended through the date hereof (the "Code"), Treasury regulations promulgated and proposed thereunder (the "Regulations"), current positions of the Internal Revenue Service (the "IRS") contained in published Revenue Rulings and Revenue Procedures and existing judicial decisions. In rendering this opinion, we have expressly assumed that the representations made by you and contained or described in the Registration Statement, the Ruling and the Ruling Request are true and correct.

     Based on the foregoing, and subject to the discussion set forth under the caption "Certain U.S. Federal Income Tax Considerations" in the Prospectus that forms part of the Registration Statement, our opinion as to the material federal income tax consequences of the Split-Off is as follows:
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General Motors Corporation
April 16, 1996
Page 2



     1. No gain or loss will be recognized by GM upon the exchange of EDS Common Stock for General Motors Class E Common Stock ("Class E Common Stock") pursuant to the Split-Off.

     2. No gain or loss will be recognized by (and no amount will be included in the income of) the holders of Class E Common Stock upon the receipt of EDS Common Stock in exchange for Class E Common Stock pursuant to the Split-Off.

     3. The tax basis of EDS Common Stock received by each holder of Class E Common Stock pursuant to the Split-Off will be the same as the basis of the Class E Common Stock held by such holder immediately before the Split-Off.

     4. The holding period of the EDS Common Stock received by each holder of Class E Common Stock will include the holding period of the Class E Common Stock surrendered by such stockholder pursuant to the Split-Off, provided that such stock is held as a capital asset on the date of the Split-Off.

     5. The discussion set forth under the caption "Certain U.S. Federal Income Tax Considerations" in the Prospectus that forms part of the Registration Statement is based upon reasonable interpretations of existing law and fairly summarizes the U.S. federal income tax considerations that are likely to be material to a holder of Class E Common Stock.

     The opinion set forth herein is based on relevant provisions of the Code, the Regulations, and interpretations of the Code and the Regulations by the courts and the IRS, all as they exist as of the date of this letter. All such provisions of the Code, Regulations, judicial decisions, and admininistrative interpretations are subject to change at any time and, in some circumstances, with retroactive effect. Any such change could affect any or all of the conclusions set forth in this opinion.
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General Motors Corporation
April 16, 1996
Page 3




     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Prospectus that forms part of the Registration Statement.

                                  Very truly yours,



                                  /s/ Kirkland & Ellis